UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/20/2009

UNIVERSAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50284

Delaware	80-0025175
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

30 Skyline Drive
Lake Mary, FL 32746
(Address of principal executive offices, including zip code)

(800) 975-2076
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

See Item 8.01 if this Current Report.

Item 8.01.    Other Events

During the Annual Meeting held on August 25,2009 the stockholders of the Company approved an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.0001 per share, of the Company to 100,000,000,000 shares.

On October 6, 2009, the Company announced that on September 30, 2009, the Company automatically converted the outstanding principal balance and interest amount of all of the Company's remaining debt into shares of the Company's common stock at the applicable conversion price on September 30, 2009. Management took this action to ensure the Company's ongoing viability as an operating company and to protect the interests of the Company's stakeholders.

As of October 20, 2009, the Company has 91,866,398,784 shares issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL ENERGY CORP.

Date: October 20, 2009	By:	/s/ Dyron M. Watford
Dyron M. Watford
CFO